UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 10, 2020

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Lake Robbins Drive, Suite 250 The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 675-2421

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIBT	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2020, RiceBran Technologies (the “Company”) entered into a mortgage agreement pursuant to a Secured Promissory Note dated as of July 10, 2020 (the “Secured Promissory Note”) with Continental Republic Capital, LLC, dba Republic Business Credit (“Republic”) under which Republic will lend the Company up to $2.0 million (the “Term Loan”).

The amounts outstanding under the Secured Promissory Note will be secured by the Company’s interest in that certain real property commonly known as 1784 Highway 1 North, Wynne, Cross County, Arkansas 72396 (the “AR Real Property”).

In addition, the Company will incur a facility fee equal to 1.0% of the amount of each advance under the agreement. The Company may request up to 3 advances under the agreement through October 2020. The principal advances must be repaid in monthly installments ending in June 2022.

The foregoing description of the Secured Promissory Note does not purport to be complete and is qualified in its entirety by reference its full text, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

In addition on July 10, 2020, the Company entered into a First Amendment to the Agreement for Purchase and Sale dated as of July 10, 2020 (the “Amendment”) with Republic.  The Amendment amends the Agreement for Purchase and Sale (as modified, amended or supplemented, the “APS”) that the Company entered into on or about October 28, 2019. The Amendment memorializes and reflects the addition of the Term Loan facility to the APS, as well as changes in the security interests required by Republic and the conflict resolution provisions of the APS.

The Term Loan facility was added to the APS, under which Republic will lend the Company up to $2.0 million with the additional terms and conditions set forth above.

In addition to the security interest provided by the Company to Republic in the AR Real Property, if the appraised value of the AR Real Property does not equal at least 65% of the Principal Amount under the new term loan facility, the Company must grant an additional security interest to Republic in in that certain real property commonly known as 316 5th Ave., N.E., East Grand Forks, Minnesota (the “MN Real Property”).

The APS was amended to provide that the Company and Republic are required to submit to arbitration proceedings for any controversy which may arise under the APS or any document arising thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 8.01.	Other Items.

As previously disclosed, on June 17, 2020, the shareholders of the Company approved an amended and restated 2014 Equity Incentive Plan (the “2014 Plan”) at the Company’s annual meeting of shareholders.  In connection with the approval of the 2014 Plan, the Company approved the Form of Award of Deferred and Restricted Stock Units.  The 2014 Plan is attached hereto as Exhibit 10.2 and the Form of Award of Deferred and Restricted Stock Units is attached hereto as Exhibit 10.3 and each are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Mortgage Agreement and Amendment for Purchase and Sale with Republic Business Credit, LLC
10.2	Amended and Restated 2014 Equity Incentive Plan
10.3	Form of Award of Deferred and Restricted Stock Units for 2014 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: July 16, 2020	By:	/s/ Todd T. Mitchell

Todd T. Mitchell
Chief Financial Officer
(Duly Authorized Officer)